UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 12, 2005

Hecla Mining Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8491	82-0126240

(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408

(Address of Principal Executive Offices)	(Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On September 12, 2005, Hecla Mining Company (the “Company”) entered into a Credit Agreement with The Bank of Nova Scotia, as the Administrative Agent for the Lenders and NM Rothschild & Sons Limited, as Technical Agent for the Lenders, pursuant to which the Company, as Borrower, established a $30 million revolving credit facility. The credit facility extends for a term of two years with the right to extend the facility for an additional one-year term, on terms acceptable to the Borrower and the Lenders. In accordance with the terms of the Credit Agreement, the Company has pledged its participating interest in the Greens Creek Joint Venture as collateral to secure its obligations under the Credit Agreement.

        A division of The Bank of Nova Scotia is a customer of the Company for a portion of the Company’s metal sales. During 2003 and 2004, metal sales to The Bank of Nova Scotia represented approximately 1.4% and 15.7%, respectively of total sales.

        The Credit Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

        The Credit Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

        The Credit Agreement contains representations and warranties we made to the Lenders. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Credit Agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Credit Agreement. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in the Company’s general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03    Creation of a direct Financial Obligation or an Obligation underan Off-Balance Sheet Arrangement of a Registrant

        The information disclosed under Item 1.01 and in Exhibit 10.1 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits

10.1	Credit Agreement dated September 12, 2005, by and among Hecla Mining Company, as Borrower, The Bank of Nova Scotia, as the Administrative Agent for the Lenders and NM Rothschild & Sons Limited, as Technical Agent for the Lenders.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY
By:	/s/ Michael B. White

Michael B. White Corporate Secretary

Dated:   September 14, 2005

EXHIBIT INDEX

Exhibit No.	Title

10.1	Credit Agreement dated September 12, 2005, by and among Hecla Mining Company, as Borrower, The Bank of Nova Scotia, as the Administrative Agent for the Lenders and NM Rothschild & Sons Limited, as the Technical Agent for the Lenders.